    As filed with the Securities and Exchange Commission on November 15, 2007
Registration No. 333-147250

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO 1. TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ERE MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Nevada	7372	98-0540833
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

8275 Southern Eastern Avenue, Suite 200
Las Vegas, Nevada, 89123
Tel: (702) 990-8402
(Address and telephone number of Registrant's principal executive offices)

Business Filings Inc.
6100 Neil Road, Suite 500
Reno, NV 89511
Tel: (800) 981-7183
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(¹)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.001 per share	1,200,000	$0.05	$60,000	$5.46
Total	1,200,000	$0.05	$60,000	$5.46

(¹)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(²)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Preliminary Prospectus Subject to Completion, Dated November 15, 2007

ERE Management, Inc.

A MAXIMUM OF 1,200,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE

This prospectus relates to our offering of 1,200,000 new shares of our common stock at an offering price of $0.05 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180 day offering period. We will pay all expenses incurred in this offering. The common shares are being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and Directors, who will not be paid any commission for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________, __, 2007

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	24

DESCRIPTION OF BUSINESS	25

The Market Opportunity	26

Competition	27

Employees	31

WHERE YOU CAN GET MORE INFORMATION	32

DESCRIPTION OF PROPERTY	32

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	32

Plan of Operation	33

Off-Balance Sheet Arrangements	36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	36

EXECUTIVE COMPENSATION	37

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	37

FINANCIAL STATEMENTS	F-1

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS	I-1

SIGNATURES	I-4

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 9. All references to "we," "us," "our," "Company," or similar terms used in this prospectus refer to ERE Management, Inc.

Corporate Background

We were incorporated on May 29, 2007. We have not generated any revenue to date and we are a development stage company. We are a software development company focused on developing and offering sales tool solutions for the real estate industry. The Company has developed a basic version of an online content management system ("CMS") software product that enables real estate agents to easily build a website to showcase their listings. In particular, our software product allows a real estate agent with no technical knowledge to build a website and to post listings, and to maintain and update the website with new real estate listings. We are currently working on enhancing our software product.

Our offices are currently located at 8275 Southern Eastern Avenue, Suite 200, Las Vegas, Nevada, 89123. Our telephone number is (702) 990-8402. We have secured a domain name but do not currently have an operating web site. Our fiscal year end is July 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Shares being offered	Up to 1,200,000 shares of our common stock.

Offering price	$0.05 per share of common stock.

Terms of the offering
The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the 1,200,000 shares of common stock being offered or 180 days unless it is extended for an additional 90 days.

Number of shares outstanding before the offering	1,600,000

Number of shares outstanding after the offering if all the shares are sold	2,800,000

Our sole Director currently holds 100% of our shares, and, as a result, he exercises control over our direction. After the offering, our sole Director will hold approximately 57.14% if we are successful at selling all the shares offered.

Market for the common shares
There is no public market for our common shares. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $60,000. We intend to use these proceeds to execute our business plan.

Summary Financial Data

The following summary financial information for the period May 29, 2007 (date of inception) through July 31, 2007, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

For the Period
From Inception
(May 29, 2007)
Through
July 31, 2007
(Audited)
Statement of Operations:

Total revenues	$-

Total operating expenses	$1,999

(Loss) from operations	$(1,999)

Net (loss)	$(1,999)

(Loss) per common share	$(0.00)

Weighted average number of common
shares outstanding - Basic and diluted	400,000

As of
July 31, 2007
(Audited)
Balance Sheet:

Cash in bank	$20,000
Total current assets	$20,000
Total assets	$23,750
Total current liabilities	$5,749
Total liabilities	$5,749
Total stockholders' equity	$18,001
Total liabilities and stockholders' equity	$23,750

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Business

1.  We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred a net loss of $(1,999) for the period from May 29, 2007 (date of inception) through July 31, 2007. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.
As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

2.  We are a development stage company and may never be able to execute our business plan.

We were incorporated on May 29, 2007. We currently have no customers or revenues. Although we have developed a basic version of an online CMS software product for building websites related to the real estate industry, we may not be able to execute our business plan unless and until we are successful in raising funds in this offering. We anticipate that we will require the $20,000 that has been invested by our sole officer and Director and the amount under this offering of approximately $60,000  to remain operational during the next 12 months. If the securities being offered under this prospectus are not fully subscribed for and if we do not generate any revenues during our first year of operations, we may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this offering in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on our Company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

3.  Our business plan may be unsuccessful.

The success of our business plan is dependent on our marketing our CMS software product to real estate agents and on our continuously upgrading our product and developing new products. Our ability to market and sell our products is unproven, and the lack of an operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon the market acceptance of our CMS software product. Should our product be too narrowly focused or should real estate agents not be as responsive as we anticipate, we will not have in place alternate products or services that we may offer to ensure our continuing as a going concern.

4.  We have no operating history and have maintained losses since inception, which we expect to continue in the future.

Management believes that the gross proceeds of approximately $60,000 generated from this offering will be sufficient to continue our planned activities for no more than 12 months after the offering. We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the continuing development of our CMS software product and with the marketing and sale of our CMS software product. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5.  Our sole executive officer and Director has significant voting power and may take actions that may be different than actions sought by our other stockholders.

If we are successful in selling all 1,200,000  shares being offered in this prospectus, our sole officer and Director will own approximately 57.14% of the outstanding shares of our common stock.

The sole officer and Director will be able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6.  Since our sole officer and Director may continue to work or consult for other companies, his other activities could slow down our operations.

Our sole officer and Director is not required to work exclusively for us and does not devote all of his time to our operations. Presently, our sole officer and Director allocates only a portion of his time to the operation our business. Since our sole officer and Director is currently employed full-time elsewhere, he is able to commit to us only up to 10 to 15 hours a week. Therefore, it is possible that his pursuit of other activities may slow our operations and reduce our financial results because of the slow down in operations.

7.  Our sole officer and Director is located in the Philippines.

Since our sole officer and Director is located in the Philippines, any attempts to enforce liabilities upon such individual under the United States securities and bankruptcy laws may be difficult.

Risks Relating to Our Strategy and Industry

8.  Internet based software products are subject to rapid technological change.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in the internet software product market, we must continue to design, develop, and sell new and enhanced products and services that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced products and services must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such products and services will depend on a variety of factors, including:

•	Identifying and responding to real estate agents’ demands for new products and services;

•	Keeping abreast of technological changes;

•	Timely developing and implementing new product offerings and features;

•	Maintaining performance quality;

•	Providing cost-effective service and support; and

•	Promoting our products and services and expanding our market share.

If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced products or services in a timely manner, if such new or enhanced products or services do not achieve sufficient market acceptance, or if such new or enhanced product introductions decrease demand for our existing products or services, our operating results would decline and our business would not grow.

9.  We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Most of our current and potential competitors, such as Moneymaker4agents.com, and Realtystar.com, have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater name credibility with our potential customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential

10. We need to retain key personnel to support our products and ongoing operations.

The development and marketing of our products will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our sole officer and Director and other key employees and contractors who have critical technological knowledge, industry experience, and relationships that we rely on to implement our business plan. The loss of the services of our sole officer and Director or the lack of availability of other skilled personnel would negatively impact our ability to develop, market, and sell our products, which could adversely affect our financial results and impair our growth.

11. Our success depends on third party distribution channels.

We intend to sell our products ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our products through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our products may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our products. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

12. Future regulation of the internet and/or of use of the internet by real estate agents could restrict our business, prevent us from offering our products, or increase our cost of doing business.

At present there are few laws, regulations or rulings that specifically address access to or commerce on the internet, including the posting of real estate listings on the internet. We are unable to predict the impact, if any, that future legislation, legal decisions, or regulations concerning the internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs, or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth of the internet heightens the risk that governments or other legislative bodies will seek to regulate internet services, which could have a material adverse effect on our business, financial condition, and operating results.

13. We may lose customers if we experience system failures that significantly disrupt the availability and quality of the products and services that we provide.

Our ability to provide support services will depend on our ability to avoid and mitigate any interruptions in service or loss of data that we may face. Interruptions in service or performance problems, for whatever reason, including interruptions resulting from of our systems and data centers being vulnerable to natural disasters and other unexpected problems may hinder our ability to respond to customer needs and cause us to lose customers or make it more difficult to attract new ones.

14. If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our software, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or third party technologies that we license violate its intellectual property rights. As the number of software products in our markets increases and the functionality of these software products further overlap, we believe that infringement claims may become more common. Any claims against us, regardless of their merit, could:

•	Be expensive and time consuming to defend;

•	Result in negative publicity;

•	Force us to stop selling our products that rely on the challenged intellectual property;

•	Require us to redesign our software products;

•	Divert management’s attention and our other resources; and/or

•	Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

In addition, we believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease our revenues and result in possible losses to our business.

Risks Relating to this Offering

15.  The shares are being offered directly by us without any minimum amount of shares necessary to be sold. Accordingly, there is no guarantee that we will be successful at raising enough funds to execute our business plan from the proceeds of this offering.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we only raise a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment because of the lack of sufficient funding.

16.  NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

17.  There is no public market for our securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

18.  The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

19.  State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

20.  Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 24, the Management's Discussion and Analysis or Plan of Operation section beginning on page 32, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,200,000 shares of common stock offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, printing, and other costs in connection with this offering.

The table below shows the intended net proceeds from this offering that we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

% of total shares offered	70%	90%	100%
Shares Sold	840,000	1,080,000	1,200,000
Gross Proceeds	$42,000	$54,000	$60,000
Less offering expense	$(20,000)	$(20,000)	$(20,000)
Net offering proceeds	$22,000	$34,000	$40,000

The following chart provides an overview of our intended use of the net offering proceeds from this offering, by significant area of activity over the next 12 months. All amounts listed below are estimates.

	70%	90%	100%
Research & Development	$4,000	$8,000	$10,000
Legal & Accounting	5,500	6,000	7,000
Transfer Agent	1,500	1,500	1,500
Marketing and Advertising	4,000	7,500	9,000
Travel	1,500	2,500	3,000
Telephone & Web Hosting	500	1,500	1,750
Office Equipment	1,200	1,500	1,750
Office Supplies	1,000	1,500	1,750
Miscellaneous	400	1,600	1,850
Office Rent	2,400	2,400	2,400
Expenses	$22,000.00	$34,000.00	$40,000.00

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees, and any necessary state registration fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth in our Plan of Operation. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.05 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of July 31, 2007 was $56,250 or $0.02 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2007, as adjusted to give effect to the receipt of net proceeds from the sale of 1,200,000 shares of common stock for $40,000, which represents net proceeds after deducting estimated offering expenses of $20,000. This represents an immediate increase of $0.01 per share to existing stockholders and an immediate and substantial dilution of $0.03 per share, or approximately 60%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of July 31, 2007, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	1,600,000	57.14%	$20,000
New Investors	1,200,000	42.86%	$60,000
Total	2,800,000	100.00%	$80,000

 PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Sole Officer and Director

We are offering up to a total of 1,200,000 shares of common stock. The offering price is $0.05 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,200,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our sole officer and Director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our sole officer and Director satisfies the requirements of Rule 3(a) 4-1 in that:

1.	He is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	He is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	He is not, at the time of his participation, an associated person of a broker- dealer; and

4.
He meets the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salary of our officer and Director.

As our sole officer and Director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and Directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our sole officer and Director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "ERE Management, Inc."

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available for our use to further the development and business of the Company.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which our sole officer and Director, or any of his respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors hold office until the next annual general meeting of the stockholders and until their successors are elected and qualified or until the earlier of their death, retirement, resignation, or removal. Our officers are appointed by our Board of Directors after our annual general meeting of the stockholders and hold office until the earlier of their death, retirement, resignation, or removal.

Our sole officer and Director and his age and positions are as follows:

Name	Age	Position
Joselito Christopher G. Imperial	40	President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)

Mr. Joselito Christopher G. Imperial

Mr. Joselito Christopher G. Imperial , our Principal Executive Officer and Principal Financial Officer, has served as our President, Secretary and Treasurer as well as our sole Director since July 17, 2007. He has four years of experience in asset management, working with leading companies in the Philippines. Since 2003, Mr. Imperial has been the business and asset manager for the Sterling Group of Companies in Makita City. Prior to this, he was the real estate asset manager for McDonald’s in the Philippines. Mr. Imperial’s past work experience includes service as the business development officer for Kenny Rogers, Roasters Philippines Incorporated, and the co-brand of Seattle’s Best Coffee, Coffee Masters Incorporated.

Mr. Imperial also has experience in the banking industry as a branch expansion specialist. He received his Bachelors degree in Civil Engineering from Saint Louis University in Baguio City, the Philippines, in 1990.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

Potential Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Director has the authority to determine issues concerning management compensation, in essence his own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with our executive or Director.

Involvement in Legal Proceedings

No Director, nominee for Director, or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 1,600,000 shares of our common stock issued and outstanding as of October 31, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. The address for Mr. Imperial is 2298 Adolfo Street, Pandacan, Philippines.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Mr. Joselito Christopher G. Imperial	1,600,000	100%

All officers as a Group (1 person)		1,600,000	100%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Future Sales by Existing Stockholders

As of the date of this prospectus, there is one stockholder of record holding shares of our common stock. A total of 1,600,000 shares of common stock were issued to the existing stockholder, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See the section entitled “Dilution” above.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu," each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. At the date hereof, our sole officer and Director is the only person to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic condition, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

Transfer Agent

We have appointed the following transfer agent for our shares of common stock: Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida, 33701. Their telephone number is (727) 289-0100 and their fax number is (727) 289-0069. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception through July 31, 2007, included in this prospectus have been audited by Davis Accounting Group P.C., as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of ERE Management, Inc. registered on Form SB-2 is as set forth in their opinion letter included in this prospectus.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that Directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The Bylaws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Nevada Revised Statutes, and indemnification for such a person may be greater or different from that provided in the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated on May 29, 2007. We have commenced only limited operations, primarily focused on developing our CMS software product and organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company, nor its officer, Director, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we hope to generate limited operational revenues of $3,000 during the first 12 months following this offering. Our Director has reserved a domain name for us and has also acquired web and email hosting.

We have developed our initial CMS software product (basic version) that enables real estate agents with no technical knowledge to easily build a website to showcase their listings. However, we do not currently have sufficient capital to operate our business, and, even assuming the success of this offering, we may require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our software product is designed to enable real estate agents to build and maintain websites without the need to employ a full-time web developer to create and maintain the website. In contrast to traditional methods of operation, we believe that our software product provides real estate agents with the ability to bring real estate listings to the market faster, to reach larger audiences, and to track and follow up with leads generated by their websites.

Our software product is designed to include an administration page that allows the entry of mega tags and keywords to enhance search engine hits, and a set of tools to enhance websites by enabling the creation of various website sections, such as a “contact us” contact information page, an “our team” description of agents page, and a mortgage calculator.

We will initially focus our marketing and sales efforts in North America, since this market represents a significant opportunity in terms of sales potential. The North American market is sophisticated, software savvy, and educated in terms of the need to increase productivity and time efficiency.

We have identified several opportunities for future developments to enhance our software product. Some of these enhancements include:

•	System upgrades to enhance the user’s functionality;

•	The ability to add customer relationship management software;

•	User databases to enable e-mail marketing campaigns, the building of stronger client relationships, and referral business; and

•	Productivity tracking software, lead manager, scheduler and e-brochure development.

Our offices are currently located at 8275 Southern Eastern Avenue, Suite 200, Las Vegas, Nevada, 89123. Our telephone number is (702) 990-8402. We do not currently have a website; however we have reserved a domain name.

The Market Opportunity

The Purpose and Function of a Real Estate Agent Website

Real estate is a highly competitive industry and realtors must continually strive to have a competitive edge and to offer their potential clients more, for less. Real estate websites are not intended to replace the traditional agency, but to enhance the service level provided by an agency, and to reach potential buyers that traditionally could not be reached due to geographical or other obstacles.

The advantages of incorporating a website into a real estate agent’s marketing mix include:

•	Shorter time to market

•	Reach a wider range of buyers

•	Lower costs than traditional methods

•	Time savings

•	Better co-ordination with suppliers

•	Widened potential market for sellers

While personal relationships and building trust are necessary in the sales process, an on-line presence provides many advantages, including:

•	Lead generation

•	Enhanced communication

•	Organized listing data, i.e. types of properties

•	Improved customer relationships

•	Time savings for buyers and the agent

•	Improved business efficiency

How large is the real estate market for content management systems?

The content management system industry has grown substantially as the need for individuals to be able to manage their content internally has grown, specifically in industries where content can change daily. Real estate purchases are expensive and require excellent relationship building. A professional website may be the first point of contact with a potential buyer - a first impression. By supplying buyers with up-to-the minute information, an easy-to-navigate presentation, and quick and easy contact information, a well-produced web-site can facilitate the establishment of a relationship between real estate agents and potential buyers.

The use of the internet as a selling and procurement tool has experienced dramatic growth. Ease of use, widespread information, and accessibility are contributing factors. A website is needed in order to sell products and services on the internet. Online real-estate agent websites have become the main marketing tool used by sales agents to reach the largest audience on local, national, and international levels.

In 2003, only 25% of real estate agents in Canada had a website, and only 27% of real estate agents used the internet to reach potential new buyers.  In contrast, in a 2005 technology report published by the National Association of Realtors (NAR) in the United States (http://www.realtor.org/prodser.nsf/OpenProd?OpenForm&IN=186-12-05), 44% of NAR members communicated with their clients via email more than 50% of the time, 76% used MLS software on a daily basis, and 90% of NAR member firms had a website. As these statistics demonstrate, between 2003 and 2005 there was a significant increase in the percentage of realtors using the internet as a selling and communications tool.

Further evidence of the ever-increasing use of internet-based marketing among real estate agents may be found in research conducted in April 2006, which showed that real estate practitioners have invested heavily in internet technology and security through Multiple Listing Systems in the past several years. The survey showed that as of April 2006, 56% of real estate practitioners spent more than $1,000 on internet technology and that 30% spent at least $2,000. In addition, 16% of agents and 28% of brokers are now spending more than $1,000 annually on updating their websites.
Source: http://www.fredlight.com/pages/articles/realtor-website.html Date : May 12, 2006

Our Competition

There are currently other providers of similar CMS software products for real estate agents. Content management systems, include those to build websites, is a large and growing industry in North America. Competitive pressures and customer demand fuel the growth in this industry.

Many of the competitors in this industry are located in the United States. While there are many competitors; the industry supports a large number of competitors as demand is significant and growing. We see this competition as a benefit to us, as we have analyzed our competitors’ products and have looked for ways to improve and distinguish our product from the competition.

Our Competitive Advantage

Most software packages are generic, using a 'cookie cutter' approach to software design and implementation. In addition, many of our potential competitors charge additional fees for technical support, training, and system upgrades - all usually required at the outset in order to customize their products to customer needs and train customers in the use of the software. In contrast, we have designed our CMS software product to be easy-to-use and user-friendly. No technical knowledge is required and real estate agents will save valuable time by not having to spend time and effort reading technical manuals or attending training classes.

We believe that our CMS software product will outperform our competition in user functionality, ease of implementation and return on investment.

While the competition’s pricing ranges from three hundred dollars up to several thousand dollars, our pricing will be competitive at a one-time cost of six hundred dollars.

In the future we intend to charge our clients an optional monthly fee for support, software updates and other items that relate to the software.

Our CMS Software Product

Our CMS software product will be available for download over the internet. The CMS software product will also include ASP source code and MySql database so it can be integrated with other products, such as customer relationship management databases. By following the easy-to-use installation guide, the user will be able to install and copy the application files to the web hosting server. Our CMS software program requires very limited time and technical expertise, while maintaining a high level of presentation. We plan to offer additional installation services for an additional fee to customers to assist with the installation of the our CMS software program on their web hosting server if they are unable to do so on their own after reading the installation guide. Our goal is to enable real-estate agents using our CMS software product to add/edit/delete property listings, including images, on their websites independently, without the need for technical assistance.

Our CMS software product allows users with no knowledge of or experience with web design to easily update the content of their websites and property listings by simply using a web browser. The software provides end users with an easy, quick, affordable, and visual (WYSIWYG - What You See Is What You Get) way to edit a pre-defined web page content area through their browser at anytime.

When required, users will also be able to edit the HTML code. Our CMS software product allows users to specify an area in any of the web pages on their web sites where they can make changes - without changing the design or HTML. There is no complicated system to learn or code to write. Website administration will be simple and will not require advanced technical skills. Potential customers of real estate agents will be able to view featured listings and new listings, and will be able to sort listings by price, property type, and region. Real estate agents will be able to upload property listings to their web site remotely and customer inquiries can be directed to the web site administrator or real estate agent directly. Real estate agents will be able to run their businesses from anywhere, as long as they have an internet connection. In addition, our CMS software product allows agents to track inquires and follow-up with targeted e-mail campaigns.

Product Features

Our CMS software product contains the following features:

•	Online Control Panel which the user can access with a normal web browser

•	HTML editor for easy and simple page creation

•	Resale Property Database - add resale properties by filling out easy-to-use forms

•	Rental Property Database - add property rentals to the web site

•	Capabilities to change the banner graphics and font style, background colors etc.

•	Contact forms for buyers and sellers to contact the agent

•	Ability to create email lists that potential buyers and sellers can join to be alerted about properties that match their search criteria

•	Mortgage calculator

•	Ability to change the status of listing to "sold" or "available"

•	Ability to add team members and their profiles and contact information

•	Search Engine Optimization ("SEO") features

•	Ability to edit meta tags

•	SEO Master can edit the template code

•	Resale Database features

•	Upload unlimited photos for each property

•	Add unlimited properties to the system

•	Organize properties - multiple listings - into groups

Technical Specifications

Client Requirements to use the online CMS Admin System

•	Internet Explorer 5.0 +

•	Internet Connection

•	Minimum 1024 x 800 Screen Resolution

Server Requirements to install the online CMS Admin System

•	Microsoft IIS with ASP support.

•	POP email system

•	MySql Database; shared hosting account can also be used

Marketing & Sales Strategy

We plan to implement an aggressive marketing strategy. We intend to focus on real estate agents in North America who do not have a website, or who are outsourcing their current web needs. The target audience is comprised of independent and company real estate agents. Our strategy consists of building strategic alliances with complementary products and industry alliances, a strong web presence, targeted e-mail campaigns, and cold calls by a knowledgeable sales force. We expect that this strategy will build revenues and establish our brand and our CMS software product.

Our initial sales objectives are:

•	To maximize market awareness

•	To become a user-friendly provider of real estate content management systems

•	To provide industry specific solutions

•	To consistently gain market share

•	To keep operating costs at a minimum while increasing sales

•	To develop complementary and advanced products

We plan to utilize a variety of marketing tools, including:

•
Strategic Alliances: We intend to advertise on third party websites offering complementary products and services. Alliances with marketing affiliates will be formed to co-operatively market our software product and hedge saturation through mutual leveraging.

•
Web Presence: We plan to establish a strong web presence by building an informative and attractive web portal. This web portal will describe our software products and their advantages to our users and partners. Our web site will track whether a person was directed from a marketing affiliate, and if so, that affiliate will be compensated if the person purchases our software product.

•	Internet Marketing: We plan to engage in internet marketing, including news forums, web seminars, search engine promotion, targeted e-mail campaigns, web advertising and e-newsletters.

•	Press Releases: We plan to use press releases as a promotional tool for our products. We intend to distribute news releases to industry professionals.

•	Complementary Versions: We plan to distribute complementary versions of our software product to select professionals to gain market exposure and publicity.

•	Cold Calls: A knowledgeable sales force will make daily cold calls to potential clients outlining the benefits of our software product.

Sales and Distribution

Our website will be an important factor in driving sales. We also plan to conduct e-mail campaigns and distribute our software through third party websites of complementary software programs. Marketing affiliates will be compensated via a commission for their sales.

Sources and Availability of Products and Supplies

There are no constraints on the sources or availability of products and supplies related to our business. We will be producing our own product, and the distribution of our product will be over the internet.

Dependence on One or a Few Major Customers

The nature of our software product does not mandate any dependence on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. We have developed a software product and intend to protect our software product with copyright and trade secrecy laws. Beyond our trade name and our software product, we do not hold any other intellectual property.

Existing or Probable Government Regulations

There are no existing government regulations, nor are we aware of any regulations being contemplated that would adversely affect our ability to operate.

Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business, or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

•	Sales and other taxes;

•	User privacy;

•	Pricing controls;

•	Characteristics and quality of products and services;

•	Consumer protection;

•	Libel and defamation;

•	Copyright, trademark and patent infringement; and/or

•	Other claims based on the nature and content of internet materials.

These new laws may have an impact on our ability to market our products and services in accordance with our business plan.

Research and Development Activities and Costs

We have incurred costs to date and have plans to undertake additional research and development activities during the first year of operation. For a detailed description see "Plan of Operation".

Employees

We have commenced only limited operations; therefore, we have no employees. Our sole officer and Director provides services to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff. In addition, we do plan to hire a sales representative in or around November 2007 to assist in promoting the sale of our product. For a detailed description see "Plan of Operation."

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filling with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

DESCRIPTION OF PROPERTY

We do not own any real property. We currently maintain our corporate office at 8275 Southern Eastern Avenue, Suite 200, Las Vegas, Nevada, 89123. We pay monthly rent for use of this space of $150. This space is sufficient until we commence full operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 9 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. We do not anticipate that we will generate significant revenues until we have implemented our marketing plan to generate customers. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

In our management's opinion there is a need for software that allows real estate agents with no technical knowledge to build websites and post their listings and to maintain and update the websites with new product listings easily and quickly. We are focused on developing such CMS software products and offering them to independent and non-independent real estate agents.

To meet our need for cash, we are attempting to raise money from this offering. We intend to sell up to a maximum of 1,200,000 shares of our common stock through this offering, which would generate up to $60,000 in gross proceeds. We believe that this will allow us to continue our product development, market our software product, and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we raise less than the maximum amount and need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Plan of Operation

Upon completion of this offering, our specific goal is to enhance our software product and to execute our marketing plan. Initially, we plan to commence marketing of our CMS software product via direct distribution channels.

We will also distribute our software products through our website and third party websites that sell complementary software programs. Third party websites will be compensated via a commission for their sales.

Expenditures

The following chart provides an overview of our budgeted expenditures using the proceeds from this offering, by significant area of activity over the next 12 months:

	70%	90%	100%
Research & Development	4,000	8,000	10,000
Legal & Accounting	5,500	6,000	7,000
Transfer Agent	1,500	1,500	1,500
Marketing and Advertising	4,000	7,500	9,000
Travel	1,500	2,500	3,000
Telephone & Web Hosting	500	1,500	1,750
Office Equipment	1,200	1,500	1,750
Office Supplies	1,000	1,500	1,750
Miscellaneous	400	1,600	1,850
Office Rent	2,400	2,400	2,400
Expenses	$22,000.00	$34,000.00	$40,000.00

We hope to raise the maximum amount, but we believe that we would be able to execute on our business plan with the minimum sum raised.

If the Minimum Offering is sold: We will be able to execute our business plan.

If the Median Offering is sold: We will be able to execute our business plan. We will be able to spend more money on advertising. We believe this will yield a higher number of customers. We will also be able to hire a sales assistant.

If the Maximum Offering is sold: We will be able to spend more money on advertising, which may attract a higher number of customers. We will also be able to hire a sales assistant and build a trial/showcase deployment. We believe that this sum will enable us to effectively execute on our business plan.

First Quarter - November 2007 to January2008

During the first three months following the offering, we plan to:

•	Enhance development of our CMS software product

•	Continue our software development activities

•	Initiate the development of our corporate and marketing collateral

Software development: The initial analysis and viability of the prototype stage has already been completed by independent software developers. The content management system requires additional work on the administration control panel to make it more independent and to give the administrator more control over the system features without the need to have any knowledge of web development. We expect that the development process will be completed within four weeks.

Marketing activities: In the First Quarter we intend to focus on building a strong web presence. We plan to initially achieve this by designing and enhancing the current website by using search engine optimization tools including key word strategies and link exchanges with industry related websites.  This will be an ongoing and evolving process.

Second Quarter - February to April 2008

During the following three months, we expect to achieve the following:

•	Continue development of our CMS software product

•	Expand web of link exchanges

•	Generate leads of realtors and real estate agencies

•	Commence distribution of our CMS software product

•	Advertise with search engines such as Yahoo and Google

Marketing activities: In the Second Quarter, we plan to continue to expand our web of link exchanges with industry and related sites in order to generate leads of realtors and real estate agencies. We also intend to commence distribution of our CMS software on websites of resellers and distributors of complementary software programs.  We plan to conduct major search engine advertising on Yahoo and Google during this phase.

Third Quarter - May to July 2008

During the following three months, we expect to achieve the following:

•	Commence email campaign to target potential leads

•	Trial versions of CMS software product will be sent to industry leaders

Marketing activities: In the Third Quarter, we intend to target potential leads through e-mail campaigns and cold calls.  News releases and complementary copies of the CMS software will be sent to industry leaders and potential clients to increase 'word-of-mouth' advertising.

Fourth Quarter - August to October 2008

During the following three months, we expect to achieve the following:

•	Continue to expand database of clients and potential clients

•	Commence digital newsletter

Marketing activities: In the Fourth Quarter we intend to continue to generate new leads of potential clients, execute e-mail campaigns, and increase cold calls.  We intend to have a digital newsletter packed with industry tips and information which we plan to send to our database of clients encouraging clients to redistribute the newsletter to increase our visibility.  The website promotion will be an ongoing process throughout these four quarters.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment. We expect to purchase some office equipment up to a maximum of $1,750 if the maximum offering is sold.

Revenues

We had no revenues for the period from May 29, 2007 (date of inception) through July 31, 2007. We believe that upon receipt of the proceeds of this offering, we will be able to complete development of our product and commence the marketing of our services.

Liquidity and Capital Resources

Our balance sheet as of July 31, 2007 reflects total assets of $23,750. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

Notwithstanding the success of this offering, we anticipate generating losses, and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On July 16, 2007, we sold 1,600,000 shares of our common stock to Mr. Joselito Christopher G. Imperial, our President, Secretary, Treasurer and sole Director, for cash payment to us of $20,000. We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to Mr. Joselito Christopher G. Imperial who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for our common stock.

We have issued 1,600,000 common shares since the Company’s inception on May 29, 2007, all of which are restricted shares. See "Certain Relationships and Related Transactions" above regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had one holder of record for our common shares as of October 31, 2007.

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our officer since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year(1)	Salary	Bonus	Other	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Joselito Christopher G. Imperial President, Secretary, Treasurer and Director	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)  We were incorporated on May 29, 2007.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our officer or Director. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officer, Director or consultants that would result from the resignation, retirement or any other termination of such Director, officers or consultants from us. There are no arrangements for our Director, officer, employees or consultants that would result from a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group, P.C. is our auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

JULY 31, 2007

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of ERE Management, Inc.:

We have audited the accompanying balance sheet of ERE Management, Inc. (a Nevada corporation in the development stage) as of July 31, 2007, and the related statements of operations, stockholder’s equity, and cash flows for the period ended July 31, 2007, and from inception (May 29, 2007) through July 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ERE Management, Inc. as of July 31, 2007, and the results of its operations and its cash flows for the period ended July 31, 2007, and from inception (May 29, 2007) through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of July 31, 2007, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
October 26, 2007.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF JULY 31, 2007

2007
ASSETS
Current Assets:
Cash in bank	$20,000
Total current assets	20,000
Other Assets:
Deferred offering costs	3,750
Total other assets	3,750
Total Assets	$23,750

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts payable - Trade	$499
Accrued liabilities	5,250
Total current liabilities	5,749
Total liabilities	5,749
Commitment and Contingencies
Stockholder's Equity:
Common stock, par value $0.001 per share, 20,000,000 shares
authorized; 1,600,000 shares issued and outstanding	1,600
Additional paid-in capital	18,400
(Deficit) accumulated during the development stage	(1,999)
Total stockholder's equity	18,001
Total Liabilities and Stockholder's Equity	$23,750

The accompanying notes to the financial statements
are an integral part of this balance sheet.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED JULY 31, 2007, AND
CUMULATIVE FROM INCEPTION (MAY 29, 2007)
THROUGH JULY 31, 2007

	Period Ended	Cumulative
	July 31,	From
	2007	Inception

Revenues	$-	$-

Expenses:
General and administrative-
Professional fees	1,999	1,999
(Loss) from Operations	(1,999)	(1,999)
Other Income (Expense)	-	-
Provision for Income Taxes	-	-
Net (Loss)	$(1,999)	$(1,999)
(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	400,000

The accompanying notes to financial statements are
an integral part of these statements.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (MAY 29, 2007)
THROUGH JULY 31, 2007

				(Deficit)
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - May 29, 2007	-	$-	$-	$-	$-

Common stock issued for cash	1,600,000	1,600	18,400	-	20,000

Net (loss) for the period	-	-	-	(1,999)	(1,999)

Balance - July 31, 2007	1,600,000	$1,600	$18,400	$(1,999)	$18,001

The accompanying notes to the financial statements
are an integral part of this financial statement.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED JULY 31, 2007, AND
CUMULATIVE FROM INCEPTION (MAY 29, 2007)
THROUGH JULY 31, 2007

	Period Ended	Cumulative
	July 31,	From
	2007	Inception

Operating Activities:
Net (loss)	$(1,999)	$(1,999)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Changes in assets and liabilities-
Accounts payable - Trade	499	499
Accrued liabilities	5,250	5,250
Net Cash Provided by Operating Activities	3,750	3,750
Investing Activities:
Cash provided by investing activities	-	-
Net Cash Provided by Investing Activities	-	-
Financing Activities:
Issuance of common stock for cash	20,000	20,000
Deferred offering costs	(3,750)	(3,750)
Net Cash Provided by Financing Activities	16,250	16,250
Net Increase in Cash	20,000	20,000
Cash - Beginning of Period	-	-
Cash - End of Period	$20,000	$20,000
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to the financial statements
are an integral part of these financial statements.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

(1)  Summary of Significant Accounting Policies

 General Organization and Business

ERE Management, Inc. (the “Company”) is a Nevada corporation in the development stage. The Company was incorporated under the laws of the State of Nevada on May 29, 2007. The business plan of the Company is to develop software, specializing in providing sales tool solutions for the real estate industry. More specifically, the Company has developed an online Content Management Systems (“CMS”) that enables real estate agents to easily build a website to showcase their listings. In addition, there are several opportunities the Company plans to consider for future developments to enhance the Real Estate CMS. The accompanying financial statements of ERE Management, Inc. were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, the Company has commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”), and raise capital of up to $60,000 from a self-underwritten offering of 1,200,000 shares of newly issued common stock in the public markets. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid investments instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. It plans to realize revenues from product sales when the products are delivered to customers, and collection is reasonably assured. For product support and product software updates, the Company plans to realize revenues when completion of services have occurred, provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

 Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the period ended July 31, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended July 31, 2007.

The Company has not issued any options or warrants since inception.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. As of July 31, 2007, the Company incurred deferred offering costs of $3,750.

Income Taxes

Income taxes are provided in accordance with SFAS No. 109, “Accounting for Income Taxes (“SFAS 109”).” Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of July 31, 2007, the carrying value of accounts payable and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

Concentration of Risk

As of July 31, 2007, the Company maintained its cash account at one commercial bank. The balance in the account was subject to FDIC coverage.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of July 31, 2007, and revenues and expenses for the period ended July 31, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of July 31.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage and has engaged in limited operations. Initial operations have included capital formation, organization, target market identification, and marketing plans. The business plan of the Company is to specialize in providing sales tool solutions for the real estate industry by developing and selling an online Content Management System (“CMS”) that enables real estate agents to easily build a website to showcase their listings.

During the period from May 29, 2007, through July 31, 2007, the Company was incorporated and issued 1,600,000 shares of common stock to its Director and President for cash proceeds of $20,000. In addition, the Company commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the SEC, and raise capital of up to $60,000 from a self-underwritten offering of 1,200,000 shares of newly issued common stock in the public markets. The Company is currently in the process of preparing the Registration Statement on Form SB-2, and has not yet filed it with the SEC. If the capital formation activity is successful, the Company will start on the development and marketing of the Real Estate CMS.

While management of the Company believes that the Company will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise $60,000 in equity capital in the public markets, or be successful in the development of its CMS product, the sale of its planned product, or related services that will generate sufficient revenues to sustain the operations of the Company.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Change in Management

On July 17, 2007, Mr. David Rose, the Director, President, Secretary, and Treasurer of the Company since inception, resigned. At time of resignation, Mr. Joselito Christopher G. Imperial was elected to the Board of Directors, and became the President, Secretary, and Treasurer of the Company.

(4)  Common Stock

The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock. All shares of common stock have equal voting rights, are non-assessable, and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50 percent of the common stock could, if they choose to do so, elect all of the Directors of the Company.

On July 16, 2007, the Company issued 1,600,000 shares of its common stock to Mr. Imperial for cash proceeds of $20,000. As described in Note 3, on July 17, 2007, Mr. Imperial was elected to the Board of Directors, and became the President, Secretary, and Treasurer of the Company.

In addition, in 2007, the Company commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the SEC, and raise capital of up to $60,000 from a self-underwritten offering of 1,200,000 shares of newly issued common stock at a price of $0.05 per share in the public markets. As of October 26, 2007, the Company had not yet filed its Registration Statement with the SEC.

(5) Income Taxes

The provision (benefit) for income taxes for the period ended July 31, 2007, is as follows (assuming a 15% effective tax rate):

2007

Current Tax Provision:
Federal-
Taxable income	$-
Total current tax provision	$-
Deferred Tax Provision:
Federal-
Loss carryforwards	$300
Change in valuation allowance	(300)
Total deferred tax provision	$-

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

The Company had deferred income tax assets as of July 31, 2007, as follows:

Loss carryforwards	$300
Less - Valuation allowance	(300)

Total net deferred tax assets	$-

As of July 31, 2007, the Company had net operating loss carryforwards for income tax reporting purposes of $1,999 that may be offset against future taxable income. The net operating loss carryforwards expire in the year 2027. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(6) Related Party Transactions

As described in Notes 3 and 4, on July 16, 2007, the Company issued 1,600,000 shares of its common stock to Mr. Imperial for cash proceeds of $20,000. On July 17, 2007, Mr. Imperial was elected to the Board of Directors, and became the President, Secretary, and Treasurer of the Company.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

(7) Recent Accounting Pronouncements

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

ERE MANAGEMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

(8) Commitments and Contingencies

As described in Notes 1, 2 and 3, as of July 31, 2007, the Company commenced a capital formation activity to effect a Registration Statement on Form SB-2 with the SEC. In connection with this capital formation activity, the Company is committed to pay legal fees amounting to approximately $10,000.

(9) Subsequent Event

On September 26, 2007, intellectual property rights were received from the Director and President of the Company for nil value. The Company received intellectual property rights relating to the development of an online CMS software product for the real estate industry.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Our sole officer and Director is indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our Director's immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our Directors and officers; and, provided, further, that we shall not be required to indemnify any Director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Director, officer and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$5.46
Legal, accounting fees and expenses (1)	$20,000

Total (1)	$20,005.46

 (1) Estimated.

Recent Sales of Unregistered Securities

On July 16, 2007, we sold 1,600,000 shares of our common stock to Mr. Joselito Christopher G. Imperial, our President, Secretary, Treasurer and sole Director, for cash payment to us of $20,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1
Articles of Incorporation of Registrant incorporated be reference to Exhibit 3.1 to ERE Management, Inc. Registration Statement on Form SB-2 (333-147520) to the Securities and Exchange Commission on November 9, 2007.

3.2	By-Laws of Registrant incorporated be reference to Exhibit 3.2 to ERE Management, Inc. Registration Statement on Form SB-2 (333-147520) to the Securities and Exchange Commission on November 9, 2007.

4.1
Specimen Common Stock certificate incorporated be reference to Exhibit 4.1 to ERE Management, Inc. Registration Statement on Form SB-2 (333-147520) to the Securities and Exchange Commission on November 9, 2007.

5.1
Opinion of SRK Law Offices incorporated be reference to Exhibit 5.1 to ERE Management, Inc. Registration Statement on Form SB-2 (333-147520) to the Securities and Exchange Commission on November 9, 2007.

23.1	Consent of Davis Accounting Group, P.C. (Attached).

23.2
Consent of Legal Counsel (incorporated in Exhibit 5.1) incorporated be reference to Exhibit 23.2 to ERE Management, Inc. Registration Statement on Form SB-2 (333-147520) to the Securities and Exchange Commission on November 9, 2007.

Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(c)	Include any additional or changed material information on the plan of distribution.

2.
To, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4.
For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manila, Philippines on November 15, 2007.

ERE MANAGEMENT, INC.

By:	/s/ Joselito Christopher G. Imperial
Name: Joselito Christopher G. Imperial
Title: President, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: November 15, 2007	/s/ Joselito Christopher G. Imperial
Name: Joselito Christopher G. Imperial Title: President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial Officer)